UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2024

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana
Houston Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNP	The New York Stock Exchange
Indicate by check
NYSE Chicago

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 7, 2024, CenterPoint Energy, Inc. (“CenterPoint Energy,” or the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives of the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), relating to the underwritten public offering of 9,754,194 shares of CenterPoint Energy’s common stock, par value $0.01 per share (the “Common Stock”). CenterPoint Energy sold the Common Stock to the Underwriters at a price of $25.36 per share. The offering is being made pursuant to CenterPoint Energy’s registration statement on Form S-3 (Registration No. 333-272025). The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is incorporated herein by reference and attached hereto as Exhibit 1.1.

The Underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, certain of the Underwriters and/or their affiliates have engaged, and may in the future engage, in commercial banking, investment banking, trust or investment management transactions with CenterPoint Energy and its affiliates for which they have received, and will in the future receive, customary compensation.

Item 8.01.	Other Events.

On August 2, 2024, Texas Lieutenant Governor Patrick publicly announced a letter that he sent to the Public Utility Commission of Texas (the “PUCT”) urging the PUCT to claw back $800 million that CenterPoint Energy Houston Electric, LLC (“Houston Electric”), an indirect, wholly-owned subsidiary of the Company, was approved to recover from ratepayers pursuant to Texas legislation relating to emergency responsiveness and the leasing of mobile generation units.

On August 5, 2024, and following a meeting with Texas Governor Abbott on August 1, 2024, Houston Electric publicly committed to accelerating its previously announced initial hurricane preparedness and response action plan.

On August 7, 2024, a number of intervenors filed a motion to challenge Houston Electric’s previously-announced withdrawal of its application with the PUCT requesting authority to change rates and charges for electric transmission and distribution service (Docket No. 56211) filed with the PUCT on March 6, 2024. PUCT staff and the Office of Public Utility Counsel had previously filed a letter in support of such withdrawal.

Item 9.01.	Financial Statements and Exhibits

The exhibits listed below are filed herewith.

Agreements and forms of agreements included as exhibits are included only to provide information to investors regarding their terms. Agreements and forms of agreements listed below may contain representations, warranties and other provisions that were made, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them, and no such agreement or form of agreement should be relied upon as constituting or providing any factual disclosures about CenterPoint Energy, any other person, any state of affairs or other matters.

(d)	Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

1.1	Underwriting Agreement dated August 7, 2024, among CenterPoint Energy, Inc., Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives of the several Underwriters named in Schedule I thereto.

5.1	Opinion of Baker Botts L.L.P. regarding the legality of the shares of Common Stock.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: August 8, 2024	By:	/s/ Kristie L. Colvin
Kristie L. Colvin
Senior Vice President and Chief Accounting Officer